UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2009

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

This Form 8-K/A amends the current report on Form 8-K filed by Lam Research Corporation (the “Company”) on March 19, 2009 regarding the Company’s March 19, 2009 restructuring plan (the “Restructuring Plan”) to provide estimates under the Restructuring Plan for the quarter ended June 28, 2009.

The Company currently expects to incur total charges of approximately $5.4 million during the quarter ended June 28, 2009 in connection with the Restructuring Plan. These charges consist of cash charges of approximately $2.0 million related to one-time termination benefits associated with the Company’s reduction in force and $1.5 million related to excess facilities. The Restructuring Plan also includes non-cash charges for asset impairments of approximately $1.9 million.

Safe Harbor Statement

This report on Form 8-K/A contains forward-looking statements, including those regarding the expected nature, timing, and charges of the Restructuring Plan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; the Company’s ability to implement the program as planned; retention of key employees; changes in the Company’s business requirements; the possibility that benefits of the program may not materialize as expected; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2009

LAM RESEARCH CORPORATION

By:	/s/ Ernest E. Maddock
Ernest E. Maddock.
Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)